Exhibit 11.1 Statement regarding computation of earnings per share.

The Company computes earnings per share in accordance with FAS No. 128, Earnings Per Share. For the three month period ended March 31, 1997, the Company was required to pay dividends on it's outstanding convertible stock. Such preferred stock was converted into common stock on June 30, 1997. The preferred dividend requirements for the periods in which the preferred stock was outstanding have been added to the loss from continuing operations to arrive at net loss available to common shareholders in calculating basic earnings per share.

The Company has stock options and warrants outstanding which were not included in the computation of fully diluted earnings per share for the three month period ended March 31, 1997 because to do so would have been anti-dilutive for periods presented. Such options and warrants were included in the computation of diluted earnings per share for the three month period ended March 31, 1998.

Computations of basic and diluted earnings per share are set forth below:

Income for EPS Computation
                                                                          Three Months ended March 31,
                                                                          1998               1997
                                                                          ----               ----

Income (loss) from continuing operations                          $          842,241 $          (93,408)
Preferred stock dividend  requirement                                          -----           (192,500)
                                                                    -----------------  ------------------

Income (loss) available to common shareholders                               842,241           (285,908)

Loss from discontinued operations                                              -----         (2,435,422)
                                                                    -----------------  ------------------

Net income (loss) available to common
shareholders                                                      $          842,241 $       (2,721,330)
                                                                    =================  ==================


Weighted-average shares for the three months ended March 31, 1998 is calculated as follows:

                     Dates                              Shares             Fraction            Weighted
                  Outstanding                        Outstanding          of Period         Average Shares


January 1 - January 29                                     20,574,626       29/90                   6,629,602
Issuance of common  stock on January 30                       365,957
                                                 ---------------------

January 30 - March 31                                      20,940,583       61/90                  14,193,062
                                                 ---------------------                   ---------------------

Weighted average shares                                                                            20,822,664
                                                                                         =====================

Weighted-average shares for the three months ended March 31, 1997 is calculated as follows:


 Dates                         Shares           Fraction         Weighted
 Outstanding                   Outstanding      of Period     Average Shares
------------------------------------------------------------------------------


January 1 - March 31, 1997     3,785,671          90/90           3,758,671
                                                             ==============

The basic EPS computation is as follows:

                                                                            Three months ended March 31,
                                                                              1998                 1997
                                                                              ----                 ----

Income (loss) per common share - basic:

   Continuing operations
                                                                        $            0.04  $            (0.07)
   Loss from discontinued operations                                                -----               (0.65)
                                                                        ==================  ===================

         Total
                                                                        $            0.04  $            (0.72)
                                                                        ==================  ===================


Weighted average number of common
    shares outstanding-diluted                                                 20,822,664            3,758,671
                                                                        ==================  ===================

The diluted EPS computation is as follows:

                                                                           Three months ended March 31,
                                                                           1998                1997
                                                                           ----                ----

Income (loss) from continuing operations                           $           842,241 $         (93,408)
Preferred stock dividend requirement                                             -----          (192,500)
                                                                     ------------------  -----------------

Income (loss) available to common shareholders                                 842,241          (285,908)

   Loss from discontinued operations                                             -----        (2,435,422)
                                                                     ------------------  -----------------

Net income (loss) available
   to common shareholders                                          $           842,241 $      (2,721,330)
                                                                     ==================  =================




Weighted-average shares:                                                    20,822,664          3,758,671
Plus:  Incremental shares from
assumed
          conversions of warrants and options                                1,238,597              -----
                                                                     ------------------  -----------------

Adjusted weighted average shares
                                                                            22,061,261          3,758,671
                                                                     ==================  =================

                                                                           Three months ended March 31,
                                                                           1998                1997
                                                                           ----                ----

Income (loss) per common share - diluted:

   Continuing operations
                                                                     $            0.04   $         (0.07)
   Loss from discontinued operations                                              0.00             (0.65)
                                                                     ------------------  -----------------

         Total
                                                                     $            0.04   $           0.72)
                                                                     ==================  =================


Weighted average number of common
    shares outstanding-diluted                                              22,061,261          3,758,671
                                                                     ==================  =================


The equation for computing (basic and diluted) EPS is:

          Income available to common stockholders
          ---------------------------------------------------
                       Weighted-average shares